CLOSING STATEMENT

SELLER:                            PURCHASER:

Angeles Partners XIV                    Mid-States Development Company
c/o Insignia Financial Group, inc.           4000 Miller-Valentine Court
One Insignia Financial Plaza            Dayton, Ohio 45439
P. O. Box 1089
Greenville, South Carolina 29662

PROPERTY LOCATION:  3981-3983 Image Drive, Vandalia, Ohio

DATE OF CLOSING:    June 12, 1998

SELLER'S STATEMENT


1.    Purchase Price                                      $1,900,000.00

      Less Deductions

2.    Pay-off Life Insurance Company of Virginia
      Loan II

        a.   Principal                                   ($1,049,309.23)

        b.   Interest to June 5, 1998                        ($1,530.24)

        c.   Prepayment fee                                 ($10,493.09)

        d.   Per diem interest $306.05/day x 7 days          ($2,142.35)

        Total to Life Insurance Company of Virginia      ($1,063,474.91)

3.    Partial Pay off of Miller Valentine Realty, Inc.
      Mortgage (Rec. Ref. 92-0650-D02)                     ($773,136.58)

4.    Miller-Valentine Realty, Inc. Commission
      of 2% of Purchase Price                               ($38,000.00)

5.    Conveyance fee                                         ($3,800.00)

6.    Real Estate Tax Proration of June, 1998
      installment ($101.77 per day x 163 days)              ($16,588.51)

7.    Total Deductions (lines 2-7)                       ($1,895,000.00)

Net cash due to Seller (line 1 minus 8)                       $5,000.00

PURCHASER'S STATEMENT

1.    Purchase Price                                      $1,900,000.00

      Plus Charges

2.    National City Bank (loan charges)                       $5,600.00

3.    Total (lines 1 and 2)                               $1,905,600.00

      Less credits

4.    Real estate tax proration of June, 1996 installment
     ($101.77/day x 163 days )                              ($16,588.51)

5.    National City Bank Mortgage                        ($1,120,000.00)

6.    Partial pay-off of MV Realty Mortgage                ($773,136.58)
      (paid outside of closing by inter-company transfer)


7.    Total Credits                                      ($1,909,725.09)

Cash to Purchaser (line 3 minus line 7)                       $4,125.09

DISBURSEMENTS

1.    Life Insurance Co. of Virginia                      $1,063,474.91

2.    National City Bank loan fees                            $5,600.00

3.    Auditor for conveyance fees                             $3,800.00

4.    Cash to Seller                                          $5,000.00

5.    Miller-Valentine Realty Commission                     $38,000.00

6.    Cash to Purchaser                                       $4,125.09

        Total Cash Disbursements                          $1,120,000.00

Cash funds provided by:

     National City Bank Loan                              $1,120,000.00

     The parties acknowledge receiving a copy of this closing statement and agree to the correctness thereof. In addition to the above, Purchaser shall pay Chicago Title Insurance Co. the title insurance policy charges, miscellaneous recording fees, and any loan charges not reflected in the above.

SELLER:                            PURCHASER:

ANGELES PARTNERS XIV               MID-STATES DEVELOPMENT COMPANY
By: Angeles Realty Corp. II, its
    General Partner

By: /s/William H. Jarrard, Jr.     By: /s/William Schneider
Its: President                     Its: General Partner